UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2023

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement
On May 9, 2023, Tempur Sealy International, Inc. (“Tempur”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Mattress Firm Group Inc. (“Mattress Firm”), Lima Holdings Corporation, a Delaware corporation and wholly owned subsidiary of Tempur, and Lima Deal Corporation LLC, a Delaware limited liability company and a wholly owned subsidiary of Tempur, and Steenbok Newco 9 Limited, solely in its capacity as stockholder representative. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Lima Holdings Corporation will merge with and into Mattress Firm (the “Merger”), with Mattress Firm surviving as a wholly owned subsidiary of Tempur and, immediately following the Merger, Mattress Firm will merge with and into Lima Deal Corporation LLC (together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Lima Deal Corporation LLC surviving the second merger as a wholly owned subsidiary of Tempur.
The aggregate purchase price paid by Tempur will consist of $2,715,000,000 in cash (the “Cash Consideration”) and 34.2 million shares of Tempur common stock (the “Stock Consideration”), representing approximately 19.9% of outstanding shares of Tempur common stock. Following the closing of the Transactions (the “Closing”), Mattress Firm’s and Tempur’s shareholders will own approximately 16.6% and 83.4% of Tempur, respectively, based on Tempur’s shares outstanding on the date of the Merger Agreement. The Cash Consideration is subject to certain adjustments, including for the repayment of Mattress Firm’s debt and to account for Mattress Firm’s cash, net working capital, capital expenditure spending, and unpaid transaction expenses at Closing. The aggregate merger consideration will be paid to holders of Mattress Firm common stock and equity awards (which equity awards will automatically become fully vested at the Closing and convert into the right to receive a portion of the merger consideration on the same basis as the shares of Mattress Firm common stock).
The completion of the Transactions is subject to certain closing conditions, including, among others, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of certain legal impediments to the consummation of the Transactions, (iii) the adoption of the Merger Agreement and approval of the Transactions by the stockholders of Mattress Firm, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Mattress Firm and Tempur, and the compliance in all material respects by Mattress Firm and Tempur with their respective obligations under the Merger Agreement, (v) the absence of any material adverse effect occurring in respect of Mattress Firm or Tempur, (vi) the absence of certain challenges or denials in respect of a prior tax filing of Mattress Firm, (vii) the number of shares of Mattress Firm common stock seeking appraisal rights in connection with the Transactions being less than 7% of the total number of outstanding shares of Mattress Firm common stock, and (viii) the approval for listing on the New York Stock Exchange of the Stock Consideration.
The Merger Agreement generally requires Tempur and Mattress Firm to use reasonable best efforts to take all actions necessary to obtain antitrust regulatory clearance of the Transactions including, in the case of Tempur, to offer certain retail store divestitures representing, in the aggregate, not greater than $400 million of annual revenue based on the 12 month period ending on March 28, 2023, as may be necessary to procure such clearance. If the Merger Agreement is terminated due to a failure to obtain antitrust approval, in certain circumstances, Tempur will be required to pay Mattress Firm a reverse termination fee of $50 million. Tempur has received a request for additional information and documentary material from the Federal Trade Commission (“FTC”) in connection with the FTC’s review of the Transactions. Tempur expects to work cooperatively with the FTC to complete the acquisition.
The Merger Agreement also contains specified termination rights, including, among others, the right of either Tempur or Mattress Firm to terminate the Merger Agreement if (i) the Merger is not consummated before May 9, 2024, subject to an initial extension until November 9, 2024, and a further extension until February 9, 2025, in certain circumstances, (ii) there is a breach by the other party of any of its representations, warranties or covenants, subject to certain conditions, or (iii) there is a governmental order or a change in law that enjoins or prohibits the Transactions.
The Merger Agreement contains customary representations and warranties that expire at the Closing, as well as customary covenants, including, among others, covenants providing that Mattress Firm must refrain from taking certain actions and conduct its business in the ordinary course, subject to certain exceptions, during the period between the execution of the Merger Agreement and the Closing. Subject to the terms and conditions of the Merger Agreement, Tempur will file a registration statement in connection with the Closing to register the resale by Mattress Firm stockholders of the Stock Consideration under the Securities Act of 1933, as amended.

At the Closing, Tempur will increase the size of its board of directors by two directors and will appoint two directors from the Mattress Firm board of directors that are mutually agreed to between Tempur and Mattress Firm.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tempur, Mattress Firm or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates, are solely for the benefit of the parties, are subject to qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tempur, Mattress Firm or their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Written Consents
Immediately following signing of the Merger Agreement, certain stockholders of Mattress Firm, representing approximately 88% of the outstanding shares of Mattress Firm common stock, including Steenbok Newco 9A Limited (“Steinhoff”), representing 50.1% of the outstanding shares of Mattress Firm common stock, and certain lender stockholders (the “Lender Stockholders”), representing 38.5% of the outstanding shares of Mattress Firm common stock, each delivered irrevocable written consents adopting the Merger Agreement and approving the Transactions, subject in the case of the Steinhoff written consent to the condition that it receive the approval of the Transactions by lenders holding at least 80% of total commitments under applicable debt facilities of Steinhoff’s affiliates. In furtherance of its written consent and its commitments under the Steinhoff Support Agreement (described below), Steinhoff and certain of its affiliates have entered into support agreements with lenders representing in excess of 80% of the total commitments under the applicable debt facilities. Pursuant to such support agreements, the lenders party thereto have agreed to consent to Steinhoff voting in favor of and consenting to the Transactions in its capacity as a stockholder of Mattress Firm.
Support Agreements
In connection with the Merger Agreement, Tempur entered into voting and support agreements with certain Mattress Firm stockholders including (i) Steinhoff (the “Steinhoff Support Agreement), and (ii) the Lender Stockholders (the “Lender Stockholder Support Agreement” and, together with the Steinhoff Support Agreement, the “Support Agreements”). The Support Agreements, among other things, prohibit the parties from taking certain actions relating to Tempur for a period of two years after the Closing (or such earlier time (in the case of Steinhoff) or later time (in the case of the lender stockholders) as such party holds less than 2% of Tempur common stock for a continuous 6 month period). The Steinhoff Support Agreement also contains a restriction on transfer of its Mattress Firm stock prior to the Closing and a three month restriction following the Closing on the transfer of shares of Tempur common stock it will receive in the Merger, subject to certain exceptions.
The foregoing description of the Steinhoff Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Steinhoff Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference. The foregoing description of the Lender Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Lender Stockholder Support Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.
Lock-Up Agreements
In connection with the Merger Agreement, certain holders of Mattress Firm equity awards entered into Lock-Up Agreements (each, a “Lock-Up Agreement”) with Tempur, pursuant to which such holders have agreed to a two year restriction following the Closing on the transfer of shares of Tempur common stock such holder will receive in the Merger.
The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Lock-Up Agreement, a form of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated herein by reference.

Forward Looking Statements
This Current Report, including the information incorporated by reference herein, contains statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements might include information concerning the proposed transaction, our plans and other information that is not historical information. When used in this Current Report, the words “assumes,” “estimates,” “expects,” “anticipates,” “might,” “projects,” “predicts,” “plans,” “proposed,” “targets,” “intends,” “believes,” “will,” “may,” “could,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations and beliefs and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct.
Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the institution or outcome of any legal proceedings that may be instituted against Tempur and/or Mattress Firm following the announcement of the Merger Agreement and the transactions contemplated therein; (iii) the inability of the parties to complete the proposed transaction, including due to failure to obtain certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (iv) the ability to successfully integrate Mattress Firm into Tempur’s operations and realize synergies from the transaction; (v) the possibility that the expected benefits of the acquisition are not realized when expected or at all; (vi) general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; (vii) the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and Tempur; (viii) uncertainties arising from national and global events; industry competition; (ix) the effects of consolidation of retailers on revenues and costs; (x) consumer acceptance and changes in demand for Mattress Firm’s and Tempur’s products and (xi) the failure to obtain debt financing or obtaining debt financing on terms that are materially unfavorable to Tempur. Additional risk factors are discussed in Tempur’s Annual Report on Form 10-K for the year ended December 31, 2022. There may be other factors that may cause Tempur’s actual results to differ materially from the forward-looking statements. Tempur undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
No Offer or Solicitation
This Current Report shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 9, 2023, by and among Tempur Sealy International, Inc., Lima Holdings Corporation, Lima Deal Corporation LLC, Mattress Firm Group Inc., and Steenbok Newco 9 Limited, solely in its capacity as Stockholder Representative.

10.1	Steinhoff Voting Agreement, dated as of May 9, 2023, between Tempur Sealy International, Inc. and the Steinhoff parties thereto.
10.2	Form of Lender Stockholder Support Agreement, dated as of May 9, 2023, between Tempur Sealy International, Inc. and the lender stockholders party thereto.
10.3	Form of Management Lock-Up Agreement, dated as of May 9, 2023, between Tempur Sealy International, Inc. and the management holders party thereto.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer